UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000

Plano, Texas

75024

(Address of principal executive offices)

(Zip Code)

(469) 250-5500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On November 10, 2015, a complaint was filed in the District Court of Dallas County, Texas (Cause No. DC-15-13739) against Monogram Residential Trust, Inc. (the “Company”) by Behringer Harvard Multifamily Advisors I, LLC (“Behringer”), the Company’s former external advisor.  The complaint alleges the Company breached the terms of certain agreements entered into with Behringer in July 2013 and June 2014 in connection with the Company’s transition to a self-managed company.  In the complaint, Behringer makes claims for damages to recover approximately $2.3 million in debt financing fees purportedly owed to it relating to the Company’s existing revolving credit facility as well as certain property-level debt financing arrangements.  The Company intends to defend vigorously against the claims asserted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.
(Registrant)

November 16, 2015	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President, General Counsel and Secretary